Exhibit 99.1
FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. REPORTS SECOND QUARTER 2017 COMPARABLE STORE SALES RESULTS AND ANNOUNCES DATES FOR ITS SECOND QUARTER 2017 EARNINGS RELEASE AND CONFERENCE CALL

•	Second quarter comparable stores sales increase of 1.7%

•	Earnings Release Date – Wednesday, July 26, 2017, after 3:30 p.m. central time

•	Conference Call Date – Thursday, July 27, 2017, at 10:00 a.m. central time

Springfield, MO, July 5, 2017 – O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) (Nasdaq: ORLY), a leading retailer in the automotive aftermarket industry, today announced its 2017 second quarter comparable store sales results of 1.7%, which fell short of previously issued second quarter comparable store sales guidance of 3% to 5%, and announced the release date for its full second quarter 2017 results as Wednesday, July 26, 2017, with a conference call to follow on Thursday, July 27, 2017.

Greg Henslee, O’Reilly’s CEO stated, “After exiting the first quarter and entering April on an improved sales trend, we faced a more challenging sales environment than we expected for the remainder of the quarter. Our second quarter comparable store sales results of 1.7% represent an improvement over our first quarter, but fell below our guidance of 3% to 5%, due to what we believe were continued headwinds from a second consecutive mild winter and overall weak consumer demand. The comparable store sales shortfall will also have a consequent impact on our operating profitability, which we will report in our full second quarter earnings release on July 26th.” Mr. Henslee added, “While we are disappointed with our sales results in the first half of the year, we remain confident in the long-term health of our industry and our team’s ability to provide exceptional customer service and take market share in this challenging demand environment.”

2nd Quarter Comparable Store Sales Results
Comparable store sales are calculated based on the change in sales for stores open at least one year and exclude sales of specialty machinery, sales to independent parts stores and sales to Team Members, as well as the sales from Leap Day in the six months ended June 30, 2016. Comparable store sales increased 1.7% for the second quarter ended June 30, 2017, on top of 4.3% for the same period one year ago. Comparable store sales increased 1.3% for the six months ended June 30, 2017, on top of 5.1% for the same period one year ago.

Earnings Conference Call Information
The Company’s full second quarter 2017 results will be released after 3:30 p.m. central time on Wednesday, July 26, 2017, and can be viewed, at that time, on the Company’s website at www.oreillyauto.com by clicking on “Investor Relations” and then “News Room.”

Investors are invited to listen to the Company’s conference call discussing the financial results for the second quarter of 2017, on Thursday, July 27, 2017, at 10:00 a.m. central time, via webcast on the Company’s website at www.oreillyauto.com by clicking on “Investor Relations” and then “News Room.” Interested analysts are invited to join the call. The dial-in number for the call is (847) 619-6397 and the conference call identification number is 45130675. A replay of the conference call will be available on the Company’s website through July 26, 2018.

About O’Reilly Automotive, Inc.
O’Reilly Automotive, Inc. was founded in 1957 by the O’Reilly family and is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional service provider markets. Visit the Company’s website at www.oreillyauto.com for additional information about O’Reilly, including access to online shopping and current promotions, store locations, hours and services, employment opportunities and other programs. As of March 31, 2017, the Company operated 4,888 stores in 47 states.

Forward-Looking Statements
The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “estimate,” “may,” “could,” “will,” “believe,” “expect,” “would,” “consider,” “should,” “anticipate,” “project,” “plan,” “intend” or similar words. In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing, among other things, expected growth, store development, integration and expansion strategy, business strategies, future revenues and future performance. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, the economy in general, inflation, product demand, the market for auto parts, competition, weather, risks associated with the performance of acquired businesses, our ability to hire and retain qualified employees, consumer debt levels, our increased debt levels, credit ratings on public debt, governmental regulations, terrorist activities, war and the threat of war. Actual results may materially differ from anticipated results described or implied in these forward-looking statements. Please refer to the “Risk Factors” section of the annual report on Form 10-K for the year ended December 31, 2016, for additional factors that could materially affect the Company’s financial performance. Forward-looking statements speak only as of the date they were made and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.